                          Audited Financial Statements

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                         TEN MONTHS ENDED MARCH 31, 1999
                      AND YEARS ENDED MAY 31, 1998 AND 1997
                       WITH REPORT OF INDEPENDENT AUDITORS

                          Audited Financial Statements

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                       Ten months ended March 31, 1999 and
                        years ended May 31, 1998 and 1997

                                Table of Contents

Report of Independent Auditors.............................................1

Audited Financial Statements

Combined Balance Sheets....................................................2
Combined Statements of Operations and Net Assets...........................3
Combined Statements of Cash Flow...........................................4
Notes to Financial Statements..............................................5

                         Report of Independent Auditors

Board of Directors
Worthington Industries, Inc.

We have audited the accompanying combined balance sheets of Worthington Non-Automotive Plastics Group of Worthington Custom Plastics, Inc., a subsidiary of Worthington Industries, Inc., as of March 31, 1999, May 31, 1998 and May 31, 1997, and the related combined statements of operations and net assets and cash flows for the ten months ended March 31, 1999 and the years ended May 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Worthington Non-Automotive Plastics Group of Worthington Custom Plastics, Inc., a subsidiary of Worthington Industries, Inc. at March 31, 1999, May 31, 1998 and May 31, 1997, and the combined results of their operations and their cash flows for the ten months ended March 31, 1999 and the years ended May 31, 1998 and 1997 in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP



April 30, 1999



                                    Worthington Non-Automotive Plastics Group of
                                         Worthington Custom Plastics, Inc.

                                               Combined Balance Sheets
                                               (Dollars in thousands)

                                                                          MARCH 31,       MAY 31,        MAY 31,
                                                                            1999           1998           1997
                                                                        --------------------------------------------
ASSETS
Current assets:
    Accounts receivable, less allowances of $105, $215 and $315
      at March 31, 1999, May 31, 1998 and                                     $ 17,896       $ 17,820      $  18,481
      May 31, 1997, respectively
    Inventories - (NOTE A)                                                      12,439         12,174         13,675
    Prepaid expenses and other current assets                                      274            196             46
                                                                        ---------------------------------------------
Total current assets                                                            30,609         30,190         32,202

Cash held by trustee                                                               962          1,040          1,182
Intangible assets                                                               29,027         29,902         30,964
Net property, plant, and equipment - (NOTE B)                                   37,428         40,611         42,868
                                                                        ---------------------------------------------
Total assets                                                                  $ 98,026       $101,743      $ 107,216
                                                                        =============================================
LIABILITIES
Current liabilities:
    Cash overdraft                                                            $    168       $    342      $     272
    Accounts payable - (NOTE F)                                                 10,117          7,809          7,431
    Accrued liabilities                                                          2,564          2,818          2,417
    Current portion of industrial revenue bonds - (NOTE C)                         340            280            100
                                                                        ---------------------------------------------
      Total current liabilities                                                 13,189         11,249         10,220
Industrial revenue bonds, net of current portion - (NOTE C)                     11,280         11,620         11,900
Net obligations to affiliates - (NOTE F)                                        73,790         78,890         83,926

NET ASSETS (DEFICIENCY)                                                           (233)           (16)         1,170
                                                                        ---------------------------------------------
    Total liabilities and net assets                                          $ 98,026       $101,743      $ 107,216
                                                                        =============================================

SEE ACCOMPANYING NOTES.


                                Worthington Non-Automotive Plastics Group of
                                      Worthington Custom Plastics, Inc.

                             Combined Statements of Operations and Net Assets
                                           (Dollars in thousands)

                                                                          TEN MONTHS        YEAR         YEAR
                                                                             ENDED          ENDED        ENDED
                                                                           MARCH 31,       MAY 31,      MAY 31,
                                                                             1999           1998         1997
                                                                       ---------------------------------------------
Net sales                                                                $ 87,246        $ 105,163     $ 86,909
Cost of goods sold                                                         80,788           95,815       76,511
                                                                       -----------------------------------------
Gross margin                                                                6,458            9,348       10,398
Selling, general, and administrative expense                                7,493            8,588        6,185
                                                                       -----------------------------------------
Operating income (loss)                                                    (1,035)             760        4,213
Other income (expense):
    Allocated Parent expenses                                                (595)            (649)        (709)
    Interest expense, net                                                    (534)            (663)        (763)
    Miscellaneous income                                                        -                1           30
                                                                       -----------------------------------------
Income (loss) before income taxes                                          (2,164)            (551)       2,771
Income taxes (benefit) - (NOTE E)                                            (801)            (204)       1,039
                                                                       -----------------------------------------
Net income (loss)                                                          (1,363)            (347)       1,732
Beginning net assets (deficiency)                                             (16)           1,170         (793)
                                                                       -----------------------------------------
Net assets (deficiency) before distributions from (to) Parent              (1,379)             823          939
Distributions from (to) Parent                                              1,146             (839)         231
                                                                       -----------------------------------------
Ending net assets (deficiency)                                           $   (233)       $     (16)    $  1,170
                                                                       =========================================

SEE ACCOMPANYING NOTES.


                                     Worthington Non-Automotive Plastics Group of
                                           Worthington Custom Plastics, Inc.

                                           Combined Statements of Cash Flows
                                                (Dollars in thousands)

                                                                                TEN MONTHS         YEAR         YEAR
                                                                                   ENDED           ENDED        ENDED
                                                                                 MARCH 31,        MAY 31,      MAY 31,
                                                                                   1999            1998         1997
                                                                              ------------------------------------------
OPERATING ACTIVITIES
Net earnings (losses)                                                           $ (1,363)        $  (347)      $ 1,732
Adjustments to reconcile net earnings (losses) to net cash
    provided by operating activities:
      Depreciation                                                                 3,390           3,783         2,687
      Amortization                                                                   875           1,062           432
      Loss on disposal of property, plant and equipment                               40               -             -
      Decrease in provision for bad debts                                           (110)           (100)            -
      Changes in assets and liabilities:
         Accounts receivable                                                          34             761         1,585
         Inventories                                                                (265)          1,501        (1,214)
         Prepaid expenses and other current assets                                   (78)           (150)        1,470
         Accounts payable and accrued expenses                                     2,054             779        (5,031)
                                                                              -----------------------------------------
Net cash provided by operating activities                                          4,577           7,289         1,661

INVESTING ACTIVITIES
Investment in property, plant and equipment                                         (493)         (1,526)       (1,441)
Proceeds from disposal of property, plant and equipment                              246               -             -
                                                                              -----------------------------------------
Net cash used by investing activities                                               (247)         (1,526)       (1,441)

FINANCING ACTIVITIES
Principal payments on Industrial Revenue Bonds                                      (280)           (100)            -
Net decrease in cash held by trustee                                                  78             142           525
Decrease in net obligations to affiliates                                         (5,100)         (5,036)       (2,618)
Distributions from (to) Parent                                                     1,146            (839)          231
                                                                              -----------------------------------------
Net cash used by financing activities                                             (4,156)         (5,833)       (1,862)
                                                                              -----------------------------------------
Increase (decrease) in cash and cash equivalents                                     174             (70)       (1,642)
Cash and cash equivalents (overdraft) at beginning of period                        (342)           (272)        1,370
                                                                              -----------------------------------------
Cash overdraft at end of period                                                 $   (168)        $  (342)      $  (272)
                                                                              =========================================

SEE ACCOMPANYING NOTES.

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                          Notes to Financial Statements

                                 March 31, 1999
                             (Dollars in thousands)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

Worthington Non-Automotive Plastics Group (the "Group") is part of Worthington Custom Plastics, Inc. (the "Company"), a subsidiary of Worthington Industries, Inc. (the "Parent"). The Group consists of three manufacturing plants located in Lebanon, Kentucky; Harrisburg, North Carolina and St. Matthews, South Carolina. The combined financial statements do not include the accounts of the Company's automotive related custom plastics plants located in Salem, Ohio; Upper Sandusky, Ohio; Mason, Ohio; Mentor, Ohio and Cumming, Georgia nor its investments in London Industries, Inc. and Worthington Precision Metals, Inc. The Group produces a wide variety of functional and decorative, custom-made, molded plastic products.

BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying combined financial statements are prepared on the basis of historical cost from the accounting records of the Group. The combined financial statements have been presented as if the Group had operated as an independent, stand-alone entity for the periods presented. Significant intergroup accounts and transactions are eliminated. The combined financial statements include allocations of certain Company and Parent liabilities and expenses relating to the Group businesses. Management believes these allocations are reasonable.

The Company and Parent charge each plant for corporate, sales and administrative services. As the Harrisburg, North Carolina plant (PMI) handles most of these functions on site, no charges are allocated to this plant. The allocated Company and Parent expenses include executive, sales and administrative payroll, information systems, legal services, various payroll benefits, aviation services, and facilities management. Such expenses are allocated on a direct basis where appropriate or an indirect basis (primarily based on sales) in a manner designed to allocate all such expenses to the various divisions and subsidiaries of the Company and Parent.

Interest expense in the combined financial statements is also based on allocations from the Parent. Such allocations relate to the Group's working capital and industrial revenue bonds. No intercompany interest was allocated to the Group for the Parent's investment in the Harrisburg, North Carolina plant (see Note H).

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF FINANCIAL STATEMENT PRESENTATION (CONTINUED)

As a result of the Company and Parent charges and allocations, these financial statements may not be indicative of the financial position and results of operations which would have occurred had the Group been an independent entity during the periods presented.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Group considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

Raw materials and work in process inventories are valued at the lower of cost, which is principally determined on the first-in, first-out (FIFO) basis, or market. Finished goods inventories are valued as a percentage (primarily 85%) of their selling prices which is estimated to approximate their FIFO cost. Inventories consist of:

                                         MARCH 31,         MAY 31,         MAY 31,
                                           1999             1998             1997

                                       ---------------------------------------------
     Raw materials                     $      5,543       $  6,180         $  7,420
     Work in process                          3,086          1,796            2,699
     Finished goods                           3,810          4,198            3,556
                                       ---------------------------------------------
                                       $     12,439       $ 12,174          $13,675
                                       =============================================

                                                                             6

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets consist of goodwill which is being amortized on the straight-line method over 30 years. Amortization expense was $875 for the ten months ended March 31, 1999 and $1,062 and $432 for the years ended May 31, 1998 and 1997, respectively.

PROPERTY, PLANT, AND EQUIPMENT AND DEPRECIATION

Property, plant, and equipment are carried at cost and depreciated using the straight-line method over the following estimated useful lives of the assets:

                                                     (IN YEARS)
                                                     ----------
         Buildings                                     10 - 40
         Improvements                                   5 - 20
         Machinery and Equipment                        2 - 20
         Vehicles                                       3 -  5
         Furniture and Fixtures                         3 - 10

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

REVENUE RECOGNITION

The Group recognizes revenue at the time the related inventory is shipped.

ENVIRONMENTAL COSTS

Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Costs related to environmental contamination treatment and clean-up are charged to expense.

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)


NOTE B - PROPERTY, PLANT, AND EQUIPMENT

Major classifications of property, plant and equipment consisted of the following at:


                                                    MARCH 31,       MAY 31,           MAY 31,
                                                      1999           1998              1997
                                                -----------------------------------------------

   Land                                          $   1,630        $   1,630          $  1,630
   Buildings                                         9,660            9,660             9,620
   Improvements                                      1,108              823               815
   Machinery and equipment                          37,998           37,077            35,828
   Vehicles                                            203              243                67
   Furniture and fixtures                              788            1,886             1,622
                                                -----------------------------------------------
                                                    51,387           51,319            49,582
   Accumulated depreciation                        (13,959)         (10,708)           (6,714)
                                                -----------------------------------------------
   Net property, plant and equipment              $ 37,428         $ 40,611           $42,868
                                                ===============================================

NOTE C - INDUSTRIAL REVENUE BONDS

The industrial development revenue bonds mature on December 31, 2019 and bear interest at 8.0%. The bonds were issued under a lease and purchase agreement for the Group's plant in Lebanon, Kentucky through the City of Lebanon, Kentucky and were acquired by the Parent. At March 31, 1999, May 31, 1998 and May 31, 1997, the carrying value of the bonds approximates their fair value.

Covenants and restrictions associated with these bonds include the restriction on the use of proceeds for construction costs, maintaining insurance and providing financial information. At March 31, 1999, the Group is in compliance with all covenants.

Principal payments due on the bonds for the next five years ending March 31 are as follows:


   2000                              $   340
   2001                                  430
   2002                                  480
   2003                                  590
   2004                                  650
   2005 and thereafter                 9,130
                                    ---------
                                     $11,620
                                    =========

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)


NOTE D - LEASE COMMITMENTS

The Group leases certain buildings and equipment for use in its operations under non-cancelable operating leases. Most leases contain renewal options. The lease agreements provide for increases in rentals if the renewal options are exercised based on prearranged increases. The minimum rental payments for each of the next five years in the period ending March 31, 2004 are: $744, $748, $614, $207 and $207, respectively. Rent expense under operating leases during the ten months ended March 31, 1999 and the years ended May 31, 1998 and May 31, 1997 was $904, $1,081 and $441, respectively.

NOTE E - INCOME TAXES

Federal income taxes and related deferred tax assets and liabilities are calculated by the Parent in accordance with Statement of Financial Accounting Standards No. 109. All deferred tax assets and liabilities are recorded at the Parent level. The tax expense or benefit is allocated to the Group based on an annual income tax rate of 37.0% for the ten months ended March 31, 1999 and the year ended May 31, 1998 and 37.5% for the year ended May 31, 1997.

NOTE F - RELATED PARTY TRANSACTIONS

The Group's net obligations to affiliates consist of various receivables and accounts payable to the Parent and its affiliates. Accounts payable to the parent at March 31, 1999, May 31, 1998 and May 31, 1997 include $61,562 related to the acquisition of Plastics Manufacturing, Inc. and approximately $15,000 related to the acquisition of the Group's plant in St. Matthews, South Carolina.

The Group purchases from and sells to affiliated companies certain raw materials and services at prevailing market prices. Purchases from affiliated companies totaled $543, $2,979 and $717 for the ten months ended March 31, 1999 and the years ended May 31, 1998 and 1997, respectively. Sales to affiliated companies totaled $379, $419 and $283 for the ten months ended March 31, 1999 and the years ended May 31, 1998 and 1997, respectively.

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)


NOTE G - EMPLOYEE BENEFIT PLANS

Certain employees of the Group participate in a current cash profit sharing plan and a deferred profit sharing plan. Contributions to and costs for these plans are determined as a percentage of the Group's pre-tax income before profit sharing by location. Profit sharing expenses and related accruals are recorded at each of the Group's plant locations. Total profit sharing expenses were $639, $391 and $470 for the ten months ended March 31, 1999 and the years ended May 31, 1998 and 1997, respectively.

NOTE H - ACQUISITION

On December 6, 1996, the Company acquired the net assets of Plastics Manufacturing, Inc. (PMI) located in Harrisburg, North Carolina for $61,562 in a business combination accounted for as a purchase. PMI is a manufacturer of plastic injection-molded and thermoformed parts. The combined statements of earnings and cash flows for the year ended May 31, 1997 include six months of PMI's operations. Goodwill in the amount of $31,396 resulting from the purchase is being amortized using the straight-line method over 30 years.

NOTE I - CONCENTRATION OF CREDIT RISK AND SALES TO SIGNIFICANT CUSTOMERS

The Group recorded sales transactions with significant customers as follows:


                                                      SALES                               ACCOUNTS RECEIVABLE
                                  ------------------------------------------------------------------------------------
                                     TEN MONTHS        YEAR          YEAR
                                       ENDED          ENDED         ENDED
                                      MARCH 31,       MAY 31,       MAY 31,       MARCH 31,     MAY 31,      MAY 31,
                                        1999           1998          1997           1999         1998         1997
                                  ------------------------------------------------------------------------------------
American Yard Products                  9.1%          12.9%         17.4%       $      -        $2,532      $  2,709
General Electric                       13.5           12.4          16.7           2,528         3,229         1,851
B/E Aerospace                          10.5           10.8           6.4           2,681         1,691         3,917
IBM                                    11.0           10.2          12.2           1,579         2,522         1,741
                                  ------------------------------------------------------------------------------------
                                       44.1%          46.3%         52.7%         $6,788        $9,974       $10,218
                                  ==================================================================================

                                                                            10

                  Worthington Non-Automotive Plastics Group of
                        Worthington Custom Plastics, Inc.

                    Notes to Financial Statements (continued)

                             (Dollars in thousands)


NOTE J - CONTINGENCIES

In the ordinary course of business, the Group is threatened with or named as a defendant in various litigation or environmental issues related to its operations. It is not possible to determine the ultimate disposition of these matters. In the opinion of management, the outcome of these actions would not significantly affect the Group's financial position.

NOTE K - SUBSEQUENT EVENT

Effective April 15, 1999, substantially all of the assets of the Group were acquired by Morton Custom Plastics, LLC.

NOTE L - YEAR 2000 ISSUE (UNAUDITED)

The Group has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project is expected to be complete before the end of 1999. The Group believes all significant Year 2000 issues will be resolved before the millennium change and does not believe any Year 2000 issues will significantly impact the financial condition of the Company.

                                                                          11